Exhibit 99.1

NEWS
5350 Tech Data Drive
Clearwater, FL 33760
(727) 539-7429

FOR IMMEDIATE RELEASE		SYMBOL: TECD
Tuesday, May 23, 2006	TRADED:	NASDAQ/NMS

Tech Data Reports Fiscal 2007 First-Quarter Results

Net Sales Reach High-end of Business Outlook

CLEARWATER, FL. — Tech Data Corporation, a leading distributor of IT products, today announced results for the first quarter ended April 30, 2006.

Results At A Glance (1)

($ in millions, except per share amounts)	Three months ended April 30, 2006		Three months ended April 30, 2005
Net sales		$4,944.1	$5,063.7
Operating income (GAAP) Operating income (Non-GAAP)	$ $	29.0 39.6	$52.7 —
Income from continuing operations (GAAP) Income from continuing operations (Non-GAAP)	$ $	8.9 18.0	$32.7 —
Discontinued operations, net of tax		$3.9	$0.9
Net income (GAAP) Net income (Non-GAAP)	$ $	12.9 22.0	$33.5 —
Net Income per diluted share:
Continuing operations (GAAP) Continuing operations (Non-GAAP)	$ $	.16 .32	$.55 —
Discontinued operations		$.07	$.01
Net Income (GAAP) Net Income (Non-GAAP)	$ $	.23 .39	$.56 —

(1)	Please refer to the GAAP to Non-GAAP Reconciliation that is contained in the attached financial summary.

This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com.

Net sales for the first quarter ended April 30, 2006, were $4.9 billion, a decrease of 2.4 percent from $5.1 billion in the first quarter of fiscal 2006 and a decrease of 10.6 percent from the fourth quarter of the previous fiscal year.

Income from continuing operations based upon Generally Accepted Accounting Principles (“GAAP”) for the first quarter ended April 30, 2006, was $8.9 million, or $.16 per diluted share including $.02 per share after-tax for stock-based compensation related to the adoption of Statement of Financial Accounting Standard No. 123(R) at the beginning of the year. This compares to income from

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continuing operations of $32.7 million, or $.55 per diluted share, for the prior-year period. Results for the first quarter of fiscal 2007 include $6.5 million of restructuring charges and $4.1 million of consulting costs related to the company’s restructuring program in the EMEA region (Europe, Middle East and export sales to Africa). On a non-GAAP basis, income from continuing operations for the first quarter of fiscal 2007, which excludes restructuring charges and consulting costs, totaled $18.0 million, or $.32 per diluted share.

“We reached the high end of our sales outlook, while focusing sharply on account profitability,” commented Steven A. Raymund, Tech Data’s chairman and chief executive officer. “We continue to make progress in EMEA as we proceed with the restructuring program and the consolidation of facilities — laying the foundation for improved profitability in the second half of the current fiscal year.”

Discontinued Operations

During the first quarter of fiscal 2007, the company completed the sale of its training business in the EMEA region which was considered a non-core operation. Beginning with the fourth quarter of fiscal 2006, the results of this business have been reported as discontinued operations. Financial results for the prior-year periods reported in this press release have been reclassified to reflect this change.

Results for the first quarter included $3.9 million, or $.07 per diluted share in discontinued operations, net of tax. This is comprised of $.1 million of income from discontinued operations and a $3.8 million gain on the sale of the EMEA training business. Including discontinued operations, net income on a GAAP basis for the first quarter of fiscal 2007 was $12.9 million, or $.23 per diluted share compared to $33.5 million, or $.56 per share in the prior-year period. Net income on a non-GAAP basis for the first quarter of fiscal 2007 was $22.0 million, or $.39 per diluted share.

First-Quarter Financial Summary

•	Net sales in the Americas were $2.4 billion, or 48 percent of worldwide net sales, while net sales in EMEA totaled $2.6 billion, or 52 percent of worldwide net sales. The Americas’ net sales increased 4.0 percent while net sales in EMEA decreased 7.5 percent (0.1 percent decrease on a local currency basis) over the first quarter of fiscal 2006.

•	Gross margin was 4.80 percent of net sales compared to 4.84 percent of net sales in the fourth quarter of fiscal 2006 and 5.22 percent of net sales in the first quarter of fiscal 2006. The year-over-year decline in gross margin was primarily attributable to a more competitive market worldwide and changes in customer and product mix.

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•	Selling, general and administrative expenses (SG&A) were $201.6 million, or 4.08 percent of net sales compared to $211.5 million or 4.18 percent of net sales in the first quarter of fiscal 2006. Excluding the $4.1 million of consulting costs incurred in the EMEA region during the first quarter of fiscal 2007, SG&A totaled $197.5 million, or 3.99 percent of net sales. The year-over-year decrease in SG&A is attributable to continued cost controls worldwide in addition to cost saving initiatives and productivity improvements in EMEA as the company realizes the benefits associated with the restructuring program. Incremental costs related to the consolidation of facilities and staff to drive sustainable improvement in the EMEA region, have partially offset savings generated by the restructuring program.

•	Operating income for the first quarter of fiscal 2007 was $29.0 million, or .59 percent of net sales, including $1.9 million of stock-based compensation. This compared to $52.6 million, or 1.04 percent of net sales in the first quarter of fiscal 2006. On a non-GAAP basis, excluding the restructuring charges and consulting costs of $10.6 million, operating income for the first quarter of fiscal 2007, was $39.7 million, or ..80 percent of net sales.

•	On a regional basis, operating income in the Americas was 1.59 percent of net sales compared to 1.70 percent of net sales in the first quarter of fiscal 2006. The decrease was primarily related to market competition and a shift in customer mix. In EMEA, the company reported an operating loss of (.25) percent of net sales compared to operating income of .51 percent of net sales in the first quarter of fiscal 2006. On a non-GAAP basis, excluding restructuring charges and consulting costs, operating income in the EMEA region was .16 percent of net sales in the first quarter of fiscal 2007. Stock-based compensation expense is not included in the regional segment reporting results. These expenses are presented as a separate reconciling item in the company’s segment reporting. However, stock-based compensation is included in the worldwide operating income results (see “Supplementary Information” table attached).

•	Total debt to total capital was 10 percent at April 30, 2006, a decline from 15 percent in the prior year.

•	During the first quarter of fiscal 2007, the company purchased approximately 826,000 shares of common stock at a cost of $30 million, bringing its total shares repurchased since beginning the repurchase program in the first quarter of fiscal year 2006 to 4.1 million shares at a cost of $150 million.

EMEA Restructuring Program

The company recorded $6.5 million of charges during the first quarter of fiscal 2007 related to its EMEA restructuring program which were comprised of $4.9 million related to workforce reductions and $1.6 million related to the write-off of fixed assets and facility consolidations. Since initiating the restructuring program in May 2005, the company has recorded $37.4 million in restructuring charges. It is anticipated that the cost of the program, excluding consulting costs, may reach or exceed the high-end of the original estimate. As a result, the company anticipates recording total restructuring charges, excluding any consulting costs, in the range of $50 million to $55 million as compared to the original estimate of $40 million to $50 million. The program and related actions are designed to better align the EMEA operating cost structure with the current business environment.

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Business Outlook

The following statements are based on current expectations and the company’s internal plan. These statements are forward-looking and, as outlined in the company’s periodic filings with the Securities and Exchange Commission, actual results may differ materially.

The outlook for the second quarter ending July 31, 2006, excluding any restructuring charges and consulting costs related to the EMEA region, which are estimated to be $11 million to $13 million, or other charges, is as follows:

•	Net sales are expected to be in the range of $4.95 billion to $5.10 billion.

•	Net income is expected to be in the range of $17.0 million to $20.0 million.

•	Net income per diluted share is expected to be in the range of $.30 to $.36.

•	Net income per diluted share includes approximately $.03 for stock-based compensation (after-tax) related to the Financial Accounting Standards No. 123(R). For the 2007 fiscal year, the pre-tax expense is expected to be approximately $9 million.

Non-GAAP Financial Information

The non-GAAP data contained in this release is included with the intention of providing investors a more complete understanding of our operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles (“GAAP”). Our management also uses this information internally for forecasting, budgeting and other analytical purposes. The non-GAAP financial measures enable investors to analyze the core financial and operating performance of the company and to facilitate period-to-period comparisons and analysis of operating trends. Non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the company, excludes restructuring charges, certain consulting costs, impairment charges, changes in valuation allowances for certain deferred tax assets, extraordinary gains or losses and other infrequent or unusual items. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial summary. This information is also available for review on the Investor Relations section of Tech Data’s website at www.techdata.com.

Forward-Looking Statements

Certain matters discussed in this news release are forward-looking statements, based on the company’s current expectations that involve a number of risks and uncertainties. Factors that could cause actual results to differ materially include the following: intense competition both domestically and internationally; narrow profit margins; risk of declines in inventory value; dependence on information systems; credit exposure due to the deterioration in the financial condition of our customers; the inability to obtain required capital; fluctuations in interest rates; potential adverse effects of acquisitions; foreign currency exchange risks and exposure to foreign markets; potential asset impairments resulting from declines in operating performance; the impact of changes in income tax and other regulatory legislation; changes in accounting rules; product supply and availability; dependence on independent shipping companies; changes in vendor terms and conditions; exposure to natural disasters, war and terrorism; potential impact of labor strikes; and the volatility of common stock. Additional discussion of these and other factors affecting the company’s business and prospects is contained in the company’s periodic filings with the Securities and Exchange Commission, copies of which can be obtained at the company’s Investor Relations website at www.techdata.com. All information in this release is as of May 23, 2006. The company undertakes no duty to update any forward-looking statements herein to actual results or changes in the company’s expectations.

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Webcast Details

Tech Data will be discussing its first-quarter results along with its outlook for the second-quarter on a conference call today at 10:00 a.m. (EDT). A webcast of the call, including supplemental schedules, will be available to all interested parties and can be accessed at www.techdata.com (Investor Relations section). The webcast will be available for replay until 5:00 p.m. (EDT) on Wednesday, May 31, 2006.

About Tech Data

Founded in 1974, Tech Data Corporation (NASDAQ/NMS: TECD) is a leading distributor of IT products, with more than 90,000 customers in over 100 countries. The company’s business model enables technology solution providers, manufacturers and publishers to cost-effectively sell to and support end users ranging from small-to-midsize businesses (SMB) to large enterprises. Ranked 107th on the FORTUNE 500®, Tech Data generated $20.5 billion in net sales for its fiscal year ended January 31, 2006. For more information, visit www.techdata.com.

FOR MORE INFORMATION CONTACT:

Jeffery P. Howells, Executive Vice President and Chief Financial Officer

727-538-7825 (Jeff.Howells@techdata.com)

Charles V. Dannewitz, Senior Vice President, Tax and Treasurer

727-532-8028 (Chuck.Dannewitz@techdata.com)

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Tuesday, May 23, 2006

TECH DATA CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended April 30,
	2006	2005
Net sales	$4,944,126	$5,063,691
Cost of products sold	4,706,987	4,799,565

Gross profit	237,139	264,126
Selling, general and administrative expenses	201,618	211,473
Restructuring charges	6,479	—

Operating income	29,042	52,653
Interest expense and other	9,560	5,480
Net foreign currency exchange loss	209	580

Income from continuing operations before income taxes	19,273	46,593
Provision for income taxes	10,328	13,927

Income from continuing operations	8,945	32,666
Discontinued operations, net of tax	3,946	857

Net income	$12,891	$33,523

Net income per common share – basic:
Continuing operations	$.16	$.56
Discontinued operations	.07	.01

Net income	$.23	$.57

Net income per common share – diluted:
Continuing operations	$.16	$.55
Discontinued operations	.07	.01

Net income	$.23	$.56

Weighted average common shares outstanding:
Basic	55,906	58,931
Diluted	56,265	59,752

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TECH DATA CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

(In thousands)

	April 30, 2006	January 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$218,526	$156,665
Accounts receivable, net	2,033,943	2,160,138
Inventories	1,431,312	1,527,729
Prepaid expenses and other assets	184,018	138,927

Total current assets	3,867,799	3,983,459
Property and equipment, net	137,160	141,275
Goodwill	137,453	134,327
Other assets, net	146,167	145,573

Total assets	$4,288,579	$4,404,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Revolving credit loans	$192,331	$235,088
Accounts payable	1,800,265	1,917,213
Current portion of long-term debt	1,662	1,605
Accrued expenses and other liabilities	444,323	437,445

Total current liabilities	2,438,581	2,591,351
Long-term debt	14,521	14,378
Other long-term liabilities	38,511	38,598

Total liabilities	2,491,613	2,644,327

Total shareholders’ equity	1,796,966	1,760,307

Total liabilities and shareholders’ equity	$4,288,579	$4,404,634

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TECH DATA CORPORATION AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (UNAUDITED)

(In thousands, except per share amounts)

Three months ended April 30, 2006
Operating Income
GAAP operating income	$29,042
Restructuring charges	6,479
Other costs (1)	4,136

Non-GAAP operating income	$39,657

Net Income
GAAP income from continuing operations	$8,945
Restructuring charges	6,479
Other costs (1)	4,136
Tax effect on restructuring charges and other costs	(1,553)

Non-GAAP income from continuing operations	$18,007
Discontinued operations, net of tax	3,946

Non-GAAP net income	$21,953

Net Income per Diluted Share
GAAP net income per diluted share from continuing operations	$.16
Restructuring charges	.12
Other costs (1)	.07
Tax effect on restructuring charges and other costs	(.03)

Non-GAAP net income per diluted share from continuing operations	$.32
Discontinued operations, net of tax	.07

Non-GAAP net income per diluted share	$.39

Weighted average common shares outstanding
Diluted	56,265

(1)	Other costs represent consulting costs related to the company’s EMEA Restructuring Program.

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TECH DATA CORPORATION AND SUBSIDIARIES

SUPPLEMENTARY INFORMATION (UNAUDITED)

(In thousands)

	Three months ended April 30, 2006
	Operating Income	Operating Margin
GAAP Operating Income (Loss) by Segment
Americas	$37,357	1.59%
EMEA	(6,440)	(.25)%
Stock-based compensation reconciling amount	(1,875)	(.04)%

Worldwide total	$29,042.59%

	Three months ended April 30, 2006
	Operating Income	Operating Margin
Non-GAAP Operating Income by Segment
Americas	$37,357	1.59%
EMEA	4,175.16%
Stock-based compensation reconciling amount	(1,875)	(.04)%

Worldwide total	$39,657.80%

	Three months ended April 30, 2006
	Operating Income	Operating Margin
GAAP to Non-GAAP Reconciliation of EMEA Operating Income (Loss)
GAAP operating loss	$(6,440)	(.25)%
Restructuring charges		6,479.25
Other costs (1)		4,136.16

Non-GAAP operating income	$4,175.16%

(1)	Other costs represent consulting costs related to the company’s EMEA Restructuring Program.